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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 10, 2003


                           NATIONAL DATACOMPUTER, INC.
                           ---------------------------
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                       0-15885                04-2942832
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(State or other jurisdiction          (Commission            (IRS Employer
      of Incorporation)               File Number)         Identification No)


     900 Middlesex Turnpike, Bldg. 5
            Billerica, Ma.                                         01821
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(Address of principal executive offices)                        (Zip Code)

        Registrant's telephone number including area code (978) 663-7677

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Item 4.     Changes in Registrant's Certifying Accountant

Effective January 10, 2003, National Datacomputer, Inc. (the "Company"), with the approval of its Board of Directors, dismissed Pricewaterhouse Coopers LLP ("PwC") as the Company's independent accountants for the year ending December 31, 2002.

Except as described in the following sentence, the reports of PwC on the financial statements of the Company for either of the past two fiscal years did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The report of PwC on the financial statements of the Company for the fiscal year ended December 31, 2001 was modified to express substantial doubt regarding the Company's ability to continue as a going concern.

In addition, during the Company's two most recent fiscal years and through January 10, 2003, there was no disagreement with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject of that disagreement in its reports on the Company's financial statements for those fiscal periods.

The Company has yet to engage new independent accountants.

The Company has provided PwC with a copy of the disclosures contained in this filing and has included as an exhibit hereto the response of PwC to the disclosures set forth herein.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c) Exhibits:

         The following exhibits are filed as part of this report:

         Exhibit Number       Description
         --------------       -----------
             16.1             Letter from Pricewaterhouse Coopers LLP regarding
                              change in certifying accountant
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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         NATIONAL DATACOMPUTER, INC.
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                                                (Registrant)


January 15, 2003                         by: /s/ John P. Ward
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                                             John P. Ward
                                             President